Exhibit 99.1

Natural Health Trends Reports Second Quarter 2018 Financial Results

•	Maintained strong gross profit and operating income margins

•	Declared special dividend of $0.25 per share

•	Increased quarterly dividend 7% to $0.15 per share

LOS ANGELES – August 1, 2018 – Natural Health Trends Corp. (NASDAQ: NHTC), a leading direct-selling and e-commerce company that markets premium quality personal care, wellness and “quality of life” products under the NHT Global brand, today announced its financial results for the second quarter ended June 30, 2018.

Second Quarter 2018 Financial Highlights

•	Total revenue of $50.9 million decreased 1% compared to $51.5 million in the second quarter of 2017, and decreased 3% compared to $52.4 million in the first quarter of 2018.

◦	Revenue from the Company’s Hong Kong operations, which represented 88% of total revenue, was $44.6 million, a decrease of 2% compared to $45.7 million in the second quarter of 2017.

◦	Revenue outside of Hong Kong of $6.3 million increased 9% compared to $5.8 million in the second quarter of 2017.

•
Gross profit was $40.5 million compared to $41.7 million in the second quarter of 2017, and $42.1 million in the first quarter of 2018. As a percent of total revenue, gross profit was 80% compared to 81% in the second quarter of 2017 and 80% in the first quarter of 2018.

•
Operating income was $10.1 million compared to $12.9 million in the second quarter of 2017, and $10.0 million in the first quarter of 2018. As a percent of total revenue, operating income was 20% compared to 25% in the second quarter of 2017 and 19% in the first quarter of 2018.

•
Net income was $9.0 million, or $0.80 per diluted share, compared to net income of $10.3 million, or $0.91 per diluted share, in the second quarter of 2017, and $8.8 million, or $0.78 per diluted share, in the first quarter of 2018.

•	The number of Active Members[1] decreased 2% to 93,000 at June 30, 2018, compared to 95,040 at March 31, 2018, and decreased 13% compared to 107,290 at June 30, 2017.

[1]	Natural Health Trends defines Active Members as those that have placed at least one product order with the Company during the preceding twelve-month period.

Year-to-Date 2018 Financial Highlights

•	Total revenue of $103.3 million decreased 7% compared to $111.3 million in the first six months of 2017.

•	Gross profit was $82.7 million compared to $90.3 million in the first six months of 2017. As a percent of total revenue, gross profit was 80% compared to 81% in the first six months of 2018.

•	Operating income was $20.2 million compared to $25.9 million in the first six months of 2017. As a percent of total revenue, operating income was 20% compared to 23% in the first six months of 2017.

•	Net income was $17.8 million, or $1.58 per diluted share, compared to net income of $20.7 million, or $1.84 per diluted share, in the first six months of 2017.

Management Commentary

“Our second quarter performance reflected a continuation of the momentum we established in the fourth quarter of 2017,” commented Chris Sharng, President of Natural Health Trends. “The 3% sequential decline in quarterly revenue can be attributed to the timing of our promotional activities. Major incentive trips, such as those to Australia and Seattle, took our members out of the markets in the second quarter. However, the associated qualification periods concluded in prior quarters.”

Balance Sheet and Cash Flow

•
Net cash provided by operating activities was $5.3 million, compared to $6.8 million in the second quarter of 2017. For the first six months of 2018, net cash provided by operating activities was $16.5 million, compared to $20.6 million in the first six months of 2017.

•
On July 18, 2018, the Company’s Board of Directors declared a quarterly cash dividend of $0.15, which represents a 7% increase over the prior quarter dividend, as well as a special cash dividend of $0.25 per share on outstanding common stock. The dividends will be payable on August 24, 2018 to stockholders of record as of August 14, 2018.

Second Quarter 2018 Financial Results Conference Call

Management will host a conference call to discuss the second quarter 2018 financial results today, Wednesday, August 1, 2018 at 11:30 a.m. Eastern Time. The conference call details are as follows:

Date:	Wednesday, August 1, 2018
Time:	11:30 a.m. Eastern Time / 8:30 a.m. Pacific Time
Dial-in:	1-877-407-0789 (Domestic) 1-201-689-8562 (International)
Conference ID:	13681507
Webcast:	http://public.viavid.com/index.php?id=130459
For those unable to participate during the live broadcast, a replay of the call will also be available from 2:30 p.m. Eastern Time on August 1, 2018 through 11:59 p.m. Eastern Time on August 15, 2018 by dialing 1-844-512-2921 (domestic) and 1-412-317-6671 (international) and referencing the replay pin number: 13681507.

About Natural Health Trends Corp.

Natural Health Trends Corp. (NASDAQ: NHTC) is an international direct-selling and e-commerce company operating through its subsidiaries throughout Asia, the Americas, and Europe. The Company markets premium quality personal care products under the NHT Global brand. Additional information can be found on the Company’s website at www.naturalhealthtrendscorp.com.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Forward-looking statements in this press release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those anticipated. Such risks and uncertainties include the risks and uncertainties detailed under the caption “Risk Factors” in Natural Health Trends Corp.’s Annual Report on Form 10-K filed on March 27, 2018 with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

CONTACTS:

Company Contact:
Scott Davidson
Senior Vice President and Chief Financial Officer
Natural Health Trends Corp.
Tel: 310-541-0888
scott.davidson@nhtglobal.com

Investor Contact:
ADDO Investor Relations
Tel: 310-829-5400
investor.relations@nhtglobal.com

NATURAL HEALTH TRENDS CORP.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2018	December 31, 2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$128,270	$135,311
Inventories	10,358	8,398
Other current assets	5,550	7,534
Total current assets	144,178	151,243
Property and equipment, net	1,025	1,149
Goodwill	1,764	1,764
Restricted cash	3,111	3,167
Deferred tax asset	1,435	1,435
Other assets	854	796
Total assets	$152,367	$159,554
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,995	$1,751
Income taxes payable	257	309
Accrued commissions	10,399	11,170
Other accrued expenses	8,157	7,605
Deferred revenue	3,831	4,455
Amounts held in eWallets	14,902	15,152
Other current liabilities	1,446	1,479
Total current liabilities	41,987	41,921
Income taxes payable	17,395	19,052
Deferred tax liability	75	56
Long-term incentive	7,342	7,904
Total liabilities	66,799	68,933
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	13	13
Additional paid-in capital	86,415	86,683
Retained earnings	39,662	44,908
Accumulated other comprehensive loss	(774)	(413)
Treasury stock, at cost	(39,748)	(40,570)
Total stockholders’ equity	85,568	90,621
Total liabilities and stockholders’ equity	$152,367	$159,554

NATURAL HEALTH TRENDS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(Unaudited)
Net sales	$50,910	$51,465	$103,277	$111,339
Cost of sales	10,399	9,793	20,620	21,038
Gross profit	40,511	41,672	82,657	90,301
Operating expenses:
Commissions expense	22,310	22,075	45,290	48,040
Selling, general and administrative expenses	8,093	6,730	17,215	16,402
Total operating expenses	30,403	28,805	62,505	64,442
Income from operations	10,108	12,867	20,152	25,859
Other income, net	53	80	216	236
Income before income taxes	10,161	12,947	20,368	26,095
Income tax provision	1,138	2,644	2,521	5,367
Net income	$9,023	$10,303	$17,847	$20,728
Net income per common share:
Basic	$0.80	$0.92	$1.58	$1.84
Diluted	$0.80	$0.91	$1.58	$1.84
Weighted-average number of common shares outstanding:
Basic	11,298	11,243	11,292	11,236
Diluted	11,305	11,274	11,297	11,264
Cash dividends declared per common share	$1.90	$0.45	$2.03	$0.89

NATURAL HEALTH TRENDS CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Six Months Ended June 30,
	2018	2017
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$17,847	$20,728
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	235	276
Stock-based compensation	—	17
Cumulative translation adjustment realized in net income	—	(258)
Changes in assets and liabilities:
Inventories	(2,057)	1,388
Other current assets	1,955	489
Other assets	(73)	(58)
Accounts payable	1,246	226
Income taxes payable	(1,705)	4,304
Accrued commissions	(707)	(915)
Other accrued expenses	1,119	(3,229)
Deferred revenue	(592)	(939)
Amounts held in eWallets	(192)	(327)
Other current liabilities	(24)	(24)
Long-term incentive	(562)	(1,049)
Net cash provided by operating activities	16,490	20,629
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(113)	(170)
Net cash used in investing activities	(113)	(170)
CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(23,093)	(10,078)
Net cash used in financing activities	(23,093)	(10,078)
Effect of exchange rates on cash, cash equivalents and restricted cash	(381)	(41)
Net (decrease) increase in cash, cash equivalents and restricted cash	(7,097)	10,340
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of period	138,478	128,884
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	$131,381	$139,224
SUPPLEMENTAL DISCLOSURES OF OTHER CASH FLOW INFORMATION:
Issuance of treasury stock for employee awards, net	554	1,393